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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 15, 1997


                                PAXAR Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

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

        New York                        0-5610                     13-5670050
        --------                        ------                     ----------
(State or Other Jurisdiction   (Commission File Number)    (IRS Employer Ident. No.)
    of Incorporation)

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             105 Corporate Park Drive, White Plains, New York 10604
             ------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


                                 (914) 697-6800
                                 --------------
               Registrant's telephone number, including area code











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Item 5.  Other Events.

         On July 15, 1997, PAXAR Corporation, a New York corporation (the "Registrant"), entered into an Agreement and Plan of Merger (the "Merger Agreement")with Ribbon Manufacturing, Inc., a Delaware corporation and a wholly owned subsidiary of Registrant("Merger Sub"), and International Imaging Materials, Inc., a Delaware corporation ("IIMAK"),pursuant to which Merger Sub will be merged into IIMAK (the "Merger"),and IIMAK will become a wholly-owned subsidiary of the Registrant. In the Merger, each share of IIMAK Common Stock, $.01 per share par value, will be converted into the right to receive shares of the Common Stock, $.10 par value, of the Registrant based upon an Exchange Ratio to be determined prior to the Effective Time of the Merger. The Exchange Ratio will be determined by dividing $24.00 by the average closing price on the New York Stock Exchange of the Registrant's Common Stock for the 20 consecutive trading days ending with the second trading day immediately preceding the Effective Time. The Exchange Ratio will be rounded to three decimal places and may not be less than 1.200 (the "Maximum Exchange Ratio") nor more than 1.412 (the "Minimum Exchange Ratio").

         At the Effective Time of the Merger, all outstanding options to purchase IIMAK Common Stock under IIMAK's stock option plans and all outstanding warrants to purchase IIMAK Common Stock will be converted into options and warrants to purchase the Registrant's Common Stock. In addition, all options will become immediately exercisable, regardless of their vesting provisions.

         Based upon 28,595,019 shares of the Registrant's Common Stock, 8,360,486 shares of IIMAK Common Stock, and 1,304,268 options and warrants to purchase IIMAK Common Stock outstanding on July 28, 1997, at the Maximum Exchange Ratio, the Registrant would issue approximately 11,805,000 shares of its Common Stock to IIMAK stockholders in the Merger, representing approximately 29.22% of the Registrant's Common Stock outstanding following consummation of the Merger, and the Registrant would assume options and warrants to purchase IIMAK Common Stock that would be converted into options and warrants to purchase approximately 1,842,000 shares of the Registrant's Common Stock. At the Minimum Exchange Ratio, the Registrant would issue approximately 10,033,000 shares of its Common Stock, representing 25.97% of its outstanding Common Stock following consummation of the Merger, and outstanding IIMAK options and warrants would be converted into options and warrants to purchase approximately 1,565,000 shares of the Registrant's Common Stock. The actual number of shares issued and the percentage of the Registrant's outstanding shares represented upon consummation of the Merger will depend upon the Exchange Ratio at the Effective Time as well as the number of outstanding shares of IIMAK Common Stock and the Registrant's Common Stock at such time, which could change depending upon the exercise of outstanding stock options and other rights. If no further shares of IIMAK Common Stock are issued and the number of outstanding options and warrants remains unchanged, the aggregate consideration for the outstanding shares of IIMAK Common Stock would be approximately $200,652,000, and the aggregate consideration for outstanding options and warrants would be approximately $7,173,000, after giving effect to the payment of the exercise prices of such options and warrants.

         Consummation of the Merger is subject to the satisfaction of certain conditions, including approval of the Merger by IIMAK's stockholders, approval of the issuance of the Registrant's Common Stock in the Merger by the Registrant's shareholders, expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, and the consent of the Registrant's bank lenders.

         IIMAK manufactures thermal transfer ribbons that are used in thermal transfer printers to print bar code tags and labels and high-quality color graphics on a variety of materials.

         Upon consummation of the transaction contemplated by the Merger Agreement, IIMAK will continue to exist as a wholly-owned subsidiary of the Registrant.


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          (c) Exhibits.

            2.1   Agreement  and Plan of Merger dated as of July 15, 1997 by and
                  among  the  Registrant,   Ribbon   Manufacturing,   Inc.,  and
                  International Imaging Materials, Inc.

           99.1 Joint Press Release of PAXAR Corporation and International Imaging Materials, Inc., dated July 16, 1997.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                  PAXAR CORPORATION
                                                       (Registrant)



Date: July 30, 1997                               By:    /s/ George F. Mitchell
                                                     --------------------------
                                                        George F. Mitchell
                                                         Treasurer







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                                  EXHIBIT INDEX
                                  -------------

      Exhibit No.                  Description
      -----------                  -----------



         2.1 Agreement and Plan of Merger dated as of July 15, 1997 by and among PAXAR Corporation, Ribbon Manufacturing, Inc. and International Imaging Materials, Inc.

         99.1 Joint Press Release of PAXAR Corporation and International Imaging Materials, Inc., dated July 16, 1997.

















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